Exhibit 10.23

ATRICURE, INC. 2023 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT FOR EMPLOYEES
ATRICURE, INC. (the “Company”), pursuant to the 2023 Stock Incentive Plan, as may be amended from time to time (the “Plan”), hereby irrevocably grants you (the “Participant”), on , 2023 (the “Grant Date”) a Restricted Stock Award (the “Restricted Stock Award”) of forfeitable shares of the Company’s Common Stock, par value $0.001 per share (the “Restricted Stock”) subject to the restrictions, terms and conditions herein.
WHEREAS, the Participant is an employee of the Company or a Subsidiary.
WHEREAS, the Compensation Committee (the “Committee”) of the Board has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant, on the terms and conditions described in this Restricted Stock Award Agreement (the “Agreement”).
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:
1.Terms and Conditions.
(a)Vesting.  Subject to the terms and conditions contained in this Agreement and the Plan, including Section 14(b) of the Plan, the restrictions on the Restricted Stock shall lapse over the three years after the Grant Date (the “Restricted Period”) as follows: (i) with respect to one third of the Restricted Stock, on the first anniversary of the Grant Date (the “First Vesting Date”); (ii) with respect to one third of the Restricted Stock, on the second anniversary of the Grant Date (the “Second Vesting Date”); and (iii) with respect to one third of the Restricted Stock, on the third anniversary of the Grant Date (the “Third Vesting Date”, and collectively with the First Vesting Date and the Second Vesting Date, the “Vesting Dates”). Shares of Restricted Stock that have not yet vested pursuant to Section 1(a) shall be forfeited automatically without further action or notice if the Participant ceases to be employed by the Company or a Subsidiary other than as provided below. Subject to the terms and conditions of the Plan, including without limitation, Section 14(b) of the Plan, all of the Restricted Stock shall vest in full prior to the Vesting Dates upon the occurrence of any of the following: (A) the Participant dies while in the employ of the Company or a Subsidiary; (B) the Participant has a Disability that results in a separation from employment with Company or a Subsidiary; (C) the Participant satisfies the requirements for Retirement, including separation of service from the Company or a Subsidiary; or (D) a Change in Control occurs. If an offer letter or employment agreement to which Participant is a party with the Company or a Subsidiary provides for vesting in other circumstances, such as the Company or a Subsidiary terminating Participant’s employment without Cause or Participant terminating employment for Good Reason, the terms and conditions relating to vesting in such offer letter or employment agreement shall apply.
(b)Book Entry; Payment. Upon vesting, the Committee shall cause _________ shares of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Company’s obligations with respect to the Restricted Stock Award shall be satisfied in full upon such registration of the shares of Common Stock.
(c)Forfeiture.  Except as otherwise determined by the Committee in its sole discretion or as set forth in this Agreement or the Plan, unvested shares of Restricted Stock shall be forfeited without consideration to the Participant upon the Participant’s termination of service with the Company or a Subsidiary for any reason.
2.Restrictive Covenant Agreement; Clawback; Incorporation by Reference.
(a)Restrictive Covenant Agreement.  This Restricted Stock Award is conditioned upon the Participant’s agreement to this Agreement and compliance with any Restrictive Covenant and Confidentiality Agreement executed by the Participant in favor of the Company (“Restrictive Covenant Agreement”).
(b)Clawback/Forfeiture.  Notwithstanding anything to the contrary contained herein, the Restricted Stock Award may be forfeited without consideration if the Participant, as determined by the Committee in its sole discretion (i) engages in an activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement between the Participant and the Company or any Affiliate, including without limitation, any Restrictive Covenant Agreement.  If the Participant engages in any activity referred to in the preceding sentence, the Participant shall, at the sole discretion of the Committee, forfeit the amount of shares paid in respect of the Restricted Stock Award, including, without limitation, any and all shares and dividend equivalents, and repay such to the Company. If the Participant is subject to the reporting requirements of Section 16 of the Exchange Act, this Restricted Stock Award shall be subject to any other applicable compensation recovery policy adopted by the Company pursuant to Exchange Act Rule 10D.
(c)Incorporation by Reference.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of this Agreement shall control. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Stock Award. The number and kind of shares deliverable pursuant to the Restricted Stock Award are subject to adjustment as provided in Section 12 of the Plan.
3.Compliance with Legal Requirements.  The granting and delivery of the Restricted Stock Award, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.
4.Transferability.  No share of Restricted Stock may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant (with respect to Restricted Stock), until it has vested in accordance with Section 1(a), other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

5.Dividend, Voting and Other Rights.  The Participant shall possess all incidents of ownership (including, without limitation, dividend and voting rights) with respect to the Restricted Stock Award granted pursuant to this Agreement as of the Grant Date. Notwithstanding the foregoing, any dividends or distributions on the Restricted Stock Award to be delivered to Participant shall be paid on the Vesting Date. Any accrued and unpaid dividends or distributions related to forfeited or cancelled share of Restricted Stock shall be forfeited and cancelled.
6.Relation to Other Benefits.  Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
7.Taxes and Withholding.  To the extent that the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other tax in connection with the Restricted Shares pursuant to this Agreement, it shall be a condition to earning the award that the Participant make arrangements satisfactory to the Company or such Subsidiary for payment of such taxes required to be withheld.  The Committee may, in its sole discretion, require the Participant to satisfy such required withholding obligation by surrendering to the Company a portion of the shares of Common Stock earned by the Participant under this Agreement, and the shares of Common Stock so surrendered by the Participant shall be credited against any such withholding obligation at the Fair Market Value of such shares of Common stock on the date of surrender.
8.Adjustments.  The number and kind of shares of Common Stock deliverable pursuant to the Restricted Stock Award are subject to adjustment as provided in Section 12 of the Plan.
9.Section 409A.  This Agreement is intended to be exempt from or comply with Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes and penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the Restricted Stock Award provided under this Agreement complies with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
10.Section 280G. If any payment or benefit due under this Restricted Stock Award, together with all other payments and benefits that the Participant is entitled to receive from the Company or any of its Affiliates, would (if paid) constitute an “excess parachute payment” (as defined in Code Section 280G(b)(1)), the amounts otherwise payable under this Restricted Stock Award may, at the discretion of the Committee, be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company (or an Affiliate) by reason of Code Section 280G or result in an excise tax payable pursuant to Code Section 4999. The determination of whether any payment or benefit would (if paid or provided) constitute an “excess parachute payment” will be made by the Committee.
11.Electronic Delivery.  The Participant consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to the Chief Financial Officer of the Company, this consent shall be effective for the duration of the Agreement.  The Participant also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Participant consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
12.Miscellaneous.
(a)Waiver.  Any right of the Company contained in this Agreement may be waived in writing by the Committee.  No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages.  No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)No Right to Retention.  Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant with or without Cause at any time for any reason whatsoever.  For purposes of this Agreement, the continuous employment of the Participant with the Company and its Affiliates shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company and its Affiliates, by reason of the transfer of the Participant’s employment among the Company and its Affiliates or a leave of absence approved by the Committee.
(d)Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(e)Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan.
(f)Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(g)Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.
(h)Amendments.  Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Participant.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, no amendment of the Plan or this Agreement shall adversely affect the rights of the Participant under this Agreement without the Participant's consent unless the Committee determines, in good faith, that such amendment is required for the Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may be provided in the Plan.
The undersigned acknowledges that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) are available for viewing on the Company’s intranet site at www.atricure.com.  The Participant consents to receiving this Prospectus Information electronically, or, in the alternative, agrees to contact the Company’s Chief Financial Officer at (513) 755-4100 to request a paper copy of the Prospectus Information at no charge. The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and accepts the Award described herein on the terms and conditions set forth in this Agreement and in the Plan.

By accepting this Agreement through the online acceptance tool on E-Trade website, the Participant agrees to all of the terms and conditions in this Agreement and the Plan.
PARTICIPANT

__________________________

ATRICURE, INC.

By:
Michael H. Carrel
President and Chief Executive Officer

By:
Angela L. Wirick
Chief Financial Officer

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